Exhibit 99.1

Rexahn Effects 1-for-12 Reverse Stock Split

ROCKVILLE, MD April 12, 2019 - Rexahn Pharmaceuticals, Inc. (NYSE American: RNN), a clinical-stage biopharmaceutical company developing innovative therapies to improve patient outcomes in cancers that are difficult to treat, today announced that the Company’s previously announced 1-for-12 reverse stock split of outstanding shares of the Company’s common stock (the “Common Stock”) became effective today prior to the opening of trading on the NYSE American, and that the Common Stock will begin trading on a split-adjusted basis at the opening of trading today.

As a result of the reverse stock split, each 12 shares of issued Common Stock were converted into one share of Common Stock. Shareholders will receive cash in lieu of any fraction of a share that they would otherwise be entitled to receive as a result of the reverse stock split. The reverse stock split reduced the number of shares of outstanding Common Stock from approximately 48.3 million to approximately 4.0 million.

Olde Monmouth Stock Transfer Co., Inc., the Company’s transfer agent, is acting as the exchange agent in connection with the reverse stock split.  Shareholders holding Common Stock in certificated form will receive instructions from the transfer agent on how to surrender the certificates representing the pre-split shares in exchange for the new book-entry shares in electronic form.  Shareholders who hold their shares electronically or in street name are not required to take any action to effect the exchange of their shares.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals Inc. (NYSE American: RNN) is a clinical stage biopharmaceutical company developing innovative therapies to improve patient outcomes in cancers that are difficult to treat. The Company’s mission is to improve the lives of cancer patients by developing next-generation cancer therapies that are designed to maximize efficacy while minimizing the toxicity and side effects traditionally associated with cancer treatment. Rexahn’s product candidates work by targeting and neutralizing specific proteins believed to be involved in the complex biological cascade that leads to cancer cell growth. Preclinical studies show that several of Rexahn’s product candidates may be effective against multiple types of cancer, including drug resistant cancers, and difficult-to-treat cancers and others may augment the effectiveness of current FDA-approved cancer treatments. The Company has two oncology product candidates, RX-3117 and RX-5902, in Phase 2 clinical development and additional compounds in preclinical development, including RX-0301. For more information about the Company and its oncology programs, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing and effectiveness of the reverse stock split and Rexahn’s plans, objectives, expectations and intentions with respect to the reverse stock split and future operations and products, the path of clinical trials and development activities, and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” and other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, understandings and beliefs regarding the role of certain biological mechanisms and processes in cancer; drug candidates being in early stages of development, including clinical development; the ability to initially develop drug candidates for orphan indications to reduce the time-to-market and take advantage of certain incentives provided by the U.S. Food and Drug Administration; the ability to transition from our initial focus on developing drug candidates for orphan indications to candidates for more highly prevalent indications; the availability and access to capital; and the expected timing of results from our clinical trials. More detailed information on these and additional factors that could affect Rexahn’s actual results are described in Rexahn’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:
ir@rexahn.com